Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts second quarter 2018 financial results

WILMINGTON, Del., July 24, 2018— Navient (Nasdaq: NAVI), a leading asset management and business processing services company, today posted its 2018 second quarter financial results. The complete financial results release is available on the company’s website at navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at http://www.sec.gov.

Navient will hold a conference call tomorrow, July 25, 2018, at 8 a.m. EDT, hosted by Jack Remondi, president and CEO, and Chris Lown, chief financial officer.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 50696461 starting at 7:45 a.m. EDT. The live audio webcast will be available on navient.com/investors. Supplemental presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A replay may be accessed approximately two hours after the call through August 8, 2018, at navient.com/investors or 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 50696461.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of asset management and business processing solutions for education, healthcare and government clients at the federal, state and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient also employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, Wisconsin, California and other locations. Learn more at navient.com.

Contact:

Media: Nikki Lavoie, 302-283-4057, nikki.lavoie@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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